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                                                                 Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nuron, Inc. 2000 Stock Option Plan, as assumed by Intel Corporation, of our report dated January 15, 2001, with respect to the consolidated financial statements and schedule of Intel Corporation included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 30, 2000, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


San Jose, California
March 20, 2001